Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized and each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that (1) this Report complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant. A signed original of this written statement required by Section 906 has been provided to Travelzoo Inc. and will be retained by Travelzoo Inc. and furnished to the Securities and Exchange Commission on request.

TRAVELZOO INC.
(Registrant)

Date: May 3, 2003	By:	/s/ RALPH BARTEL Ralph Bartel Chairman of the Board, Chief Executive Officer, and Chief Financial Officer